EXHIBIT 10.2

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 15th day of May 2008, by and between Flagstar Bancorp, Inc. (the "Company"), a corporation organized under the laws of the State of Michigan, with its principal offices at 5151 Corporate Drive, Troy, Michigan 48098-2639 and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.
Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to (i) 11,365,000 shares of the Company’s Common Stock, $0.01 par value (the "Common Stock") and (ii) 47,982 shares of the Company’s Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, par value $0.01 and $1,000 liquidation preference per share (the "Preferred Stock," the Common Stock and the Preferred Stock together are referred to as the "Shares"), which Preferred Stock shall convert into shares of Common Stock automatically upon Stockholder Approval (as defined below), as more fully described in the Certificate of Designations of the Preferred Stock (the "Certificate of Designations"), the form of which is attached to this Agreement as Exhibit A (the "Conversion Shares," the Shares and the Conversion Shares together are referred to as the "Securities").

SECTION 2.
Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms and conditions of this Agreement, issue and sell to each Purchaser and each Purchaser, severally and not jointly, will buy from the Company, upon the terms and conditions hereinafter set forth, the respective number of shares of Common Stock at $4.25 per share (the "Common Stock Purchase Price") and Preferred Stock at $1,000 per share (the "Preferred Stock Purchase Price" and, together with the Common Stock Purchase Price, the "Purchase Price") as are set forth opposite each Purchaser’s name in Schedule 1 to this Agreement. At the Closing (as defined below), the Company will enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and complete sales of Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Lehman Brothers Inc.

SECTION 3.
Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 as soon as practicable and as agreed to by the parties hereto, within three business days following the execution of the Agreements, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the "Closing Date").

At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the Purchase Price for the Shares being purchased hereunder by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Schedule 1 and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Securities are sold pursuant to the Registration Statement (as defined herein) or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can be immediately sold. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.

The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the Purchase Price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with the Other Purchasers; and (c) the accuracy of the representations and warranties made by the

Purchasers (as if such representations and warranties were made on the Closing Date) and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Michigan; (b) each of the representations and warranties of the Company made herein shall be accurate as of the Closing Date; (c) the delivery to the Purchaser by counsel to the Company of a legal opinion in a form reasonably satisfactory to counsel to the Placement Agent and the Purchaser; (d) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of the date of this Agreement and as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; (e) the receipt by the Purchasers of voting agreements from stockholders holding at least 45% of the outstanding Common Stock of the Company prior to the date hereof pursuant to which such stockholders will agree to vote their shares for the Stockholders Approval (as defined below); (f) the Company having received gross proceeds of at least $100,000,000 from the sale of the Shares; (g) the approval of the Supplemental Listing Application by the New York Stock Exchange (the "NYSE") for the Common Stock and Conversion Shares; and (h) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing.

SECTION 4.	Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1    Organization and Qualification.

(a)
The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Company is a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended ("HOLA"). The Company has, and at the Closing Date will have, the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary approvals, orders, licenses, certificates, permits and other governmental authorizations (collectively, the "Authorizations") to own or lease all of the assets owned or leased by it and to conduct its business as described in the confidential Private Placement Memorandum dated May 7, 2008 prepared by the Company (including all exhibits, supplements and amendments thereto, the "Private Placement Memorandum"), except where the failure to have any Authorization would not have a material adverse effect on the condition (financial or otherwise), assets, business, properties, prospects or results of operations of the Company and its Subsidiaries (as defined herein), taken as a whole (a "Material Adverse Effect"). The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions (i) in which the nature of the activities conducted by the Company requires such qualification and (ii) in which the Company owns or leases real property, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Amended and Restated Articles of Incorporation of the Company comply in all material respects with applicable law. A complete and correct copy of the Amended and Restated Articles of Incorporation of the Company, as amended and as currently in effect, has been delivered or made available to you or your counsel. The Company’s subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries") are listed on Schedule I to this Agreement.

(b)
Flagstar Bank, FSB (the "Bank") is a Subsidiary of the Company and is a federally chartered stock savings bank duly organized, validly existing and in good standing under HOLA. The deposit accounts of the Bank are insured up to applicable limits by the Deposit Insurance Fund ("DIF"), which is administered by the Federal Deposit Insurance Corporation (the "FDIC"), and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. The Bank has the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary Authorizations to own or lease all of the assets owned or leased by it and to conduct its business as described in the Private Placement Memorandum, except where the failure to have any Authorization would not have a Material Adverse Effect. The Bank is duly licensed or qualified to do business and in good standing in all jurisdictions (i) in which the nature of the activities conducted by the Bank requires such qualification and (ii) in which the Bank owns or leases real property, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Federal Stock Savings Bank Charter ("Bank Charter") of the Bank complies in all material respects with applicable law. A complete and correct copy of the Bank Charter, as amended and as currently in effect, has been delivered or made available to you or your counsel.

(c)
Each of the Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such Subsidiary has the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary Authorizations to own or lease all of the assets owned or leased by it and to conduct its business as described in the Private Placement Memorandum, except where the failure to have any Authorization would not have a Material Adverse Effect. Each such Subsidiary is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions (i) in which the nature of the activities conducted by such Subsidiary requires such qualification and (ii) in which such Subsidiary owns or leases real property, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The articles or certificate of incorporation or certificate of trust of each Subsidiary comply in all material respects with applicable law. A complete and correct copy of the articles or certificate of incorporation or certificate of trust of each Subsidiary, as amended and as currently in effect, has been delivered or made available to you or your counsel.

4.2    Reporting Company; Form S‑3. The Company is not an "ineligible issuer" (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Common Stock and Conversion Shares for resale by the Purchaser on a registration statement on Form S‑3 (the "Registration Statement") under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all reports required thereby. Provided none of the Purchasers is deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay (other than customary review by the Securities and Exchange Commission (the "SEC")) the preparation and filing of the Registration Statement that will be available for the resale of the Common Stock and Conversion Shares by the Purchaser.

4.3    Authorized Capital Stock. The Company had duly authorized and validly issued outstanding capitalization as set forth under the heading "Capitalization" in the Private Placement Memorandum prepared by the Company as of the date set forth therein; the issued and outstanding shares of Preferred Stock and Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except for options issued in connection with the Company’s executive compensation plans as previously disclosed in the Company’s documents filed with the SEC, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries, (i) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

4.4    Issuance, Sale and Delivery of the Shares. The shares of Preferred Stock have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. The shares of Common Stock have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion or redemption of the Shares, the full number of shares of Common Stock issuable upon the conversion or redemption of all the Shares from time to time outstanding. The shares of Common Stock that may be issued upon conversion or redemption of the Shares have been duly authorized, and upon such issuance will be validly issued, fully paid and nonassessable and no preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance of such shares. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock or Preferred Stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement or the Conversion Shares pursuant to the Certificate of Designations which have not been waived or complied with. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement) to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein, except for the Stockholder Approval described in Section 4.5 below.

4.5    Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than 90 days following the Closing Date (the "Stockholder Meeting Deadline"), a proxy statement, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the conversion of the Preferred Stock into Common Stock as described in this Agreement in accordance with applicable law and the rules and regulations of the NYSE (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline; provided, if the Company is unable to obtain the approval of such shareholders within 90 days of the closing date, the Company will undertake to obtain such approval at (i) the next annual meeting of our shareholders (and each annual meeting thereafter) and (ii) a special meeting of our shareholders to be held every 180 days following our annual meeting in each year until such approval is obtained.

4.6    Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into this Agreement, the Certificate of Rights and Designations and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7.4 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws and general equitable principles relating to the availability of remedies. The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the Amended and Restated Articles of Incorporation or Fourth Amended and Restated Bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. As of the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the state of Michigan and will be in full force and effect and enforceable against the Company in accordance with its terms.

4.7    Accountants. Virchow, Krause & Company, LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2007, which is attached as an exhibit to, and made a part of, the Private Placement Memorandum, are registered independent public accountants, within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, as required by the Securities Act and the rules and regulations promulgated thereunder (the "1933 Act Rules and Regulations") and by the rules of the Public Accounting Oversight Board.

4.8    No Defaults or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or bylaws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

4.9    Contracts. The Material Contracts to which the Company or any Subsidiary is a party have been previously disclosed in the Company’s documents filed with the SEC or in the Private Placement Memorandum and have been duly and validly authorized, executed and delivered by the Company or any Subsidiary and constitute the legal, valid and binding agreements of the Company or any Subsidiary, enforceable by and against the Company or any Subsidiary, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws. Material Contract shall mean: (1) any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement; (2) any contract or agreement which limits the freedom of the Company or any Subsidiary to compete in any line of business; (3) any material contract or agreement with a labor union or guild (including any collective bargaining agreement); (4) any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or any Subsidiary; and (5) any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company or any Subsidiary.

4.10    No Actions.

(d)
There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(e)
Neither the Company nor any Subsidiary is in violation of any rule or regulation of the SEC, the Office of Thrift Supervision (the "OTS") or the FDIC, which would have a Material Adverse Effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank, taken as a whole. Neither the Company nor any Subsidiary is subject to any directive from the OTS or the FDIC to make any change in the method of conducting its business or affairs, and the Company and any Subsidiary has conducted its business in compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and orders of the OTS and the FDIC), except where the failure to so comply would not have a Material Adverse Effect.

4.11    No Restrictions on Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any order of the OTS (other than orders applicable to savings and loan holding companies and their subsidiaries generally), or any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's properties or assets to the Company or any other Subsidiary of the Company, provided, however, that the Bank must seek prior approval from the OTS at least 30 days before making any capital distribution to the Company.

4.12    Properties. The Company and each Subsidiary has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Private Placement Memorandum, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that would not reasonably be expected to have a Material Adverse Effect. The Company and any Subsidiary owns or leases all such material properties as are necessary to its operations as now conducted.

4.13    No Material Adverse Change.

(a)
There has been no material adverse change in the condition (financial or otherwise), assets, business, properties, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, since March 31, 2008. The capitalization, assets, properties and business of the Company conform in all material respects to the descriptions thereof contained or incorporated by reference in the Private Placement Memorandum as of the date specified. Subsequent to the respective dates as of which information is given in the Private Placement Memorandum, except as otherwise may be indicated therein, neither the Company nor the Bank has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business, which is material in light of the businesses and properties of the Company and the Bank, taken as a whole. Neither the Company nor any of its Subsidiaries has any material contingent liabilities of any kind, except as set forth in the Private Placement Memorandum.

(b)
Except as set forth in the Private Placement Memorandum, no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of either the Company or the Bank or, to their knowledge, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or the Bank is a party and which is material to the condition (financial or otherwise) of the Company and the Bank, taken as a whole. Such agreements are in full force and effect, and no other party to any such agreement has instituted or, to the knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank is or would be alleged to be in default thereunder, under circumstances where such action or proceeding, if determined adversely to the Company or the Bank, would have a Material Adverse Effect.

4.14    Intellectual Property. The Company and its Subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Proprietary Rights") used in or necessary for the conduct of the business of the Company as now conducted and as proposed to be conducted as described in the Private Placement Memorandum, except where the failure to own such Proprietary Rights would not have a Material Adverse Effect. The Company and its Subsidiaries have the right to use all Proprietary Rights used in or necessary for the conduct of their respective businesses without infringing the rights of any person or violating the terms of any licensing or other agreement to which the Company or any Subsidiary is a party and, to the Company's knowledge, no person is infringing upon any of the Proprietary Rights, except where the infringement of or lack of a right to use such Proprietary Rights would not have a Material Adverse Effect. Except as disclosed in the Private Placement Memorandum, no charges, claims or litigation have been asserted or, to the Company's knowledge, threatened against the Company or any Subsidiary contesting the right of the Company or any Subsidiary to use, or the validity of, any of the Proprietary Rights or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to the Company's knowledge, no valid basis exists for the assertion of any such charge, claim or litigation. All licenses and other agreements to which the Company or any Subsidiary is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of the Company or such Subsidiary, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, as the case may be, and there have not been and there currently are not any defaults (or any event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Subsidiary under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the business of the Company or any Subsidiary, except for defaults, if any, which would not have a Material Adverse Effect. The validity, continuation and effectiveness of all licenses and other agreements relating to the Proprietary Rights and the current terms thereof will not be affected by the transactions contemplated by this Agreement.

4.15    Compliance.

(a)
None of the Company nor its Subsidiaries has been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

(b)
Neither the Company nor the Bank is in violation of its respective Amended and Restated Articles of Incorporation or Bank Charter, as the case may be, in each case as amended as of the date hereof, or is in default, in any material respect, in the performance of any material obligations, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness by which it is bound.

(c)
The Company and its Subsidiaries have, and at the Closing Date will have, complied in all material respects, except as described or incorporated by reference in the Private Placement Memorandum, with all laws, regulations, ordinances and orders relating to public health, safety or the environment (including without limitation all laws, regulations, ordinances and orders relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances, pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited or regulated substances), the violation of which would or might have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement. In addition, and irrespective of such compliance, neither the Company nor any of its Subsidiaries is subject to any liability for environmental remediation or clean-up, including any liability or class of liability of the lessee under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act of 1976, as amended, which liability would or might have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

4.16    Taxes. Except as publicly disclosed, the Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any subsidiary has knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through March 31, 2008 have been adequately provided for on the books of the Company.

4.17    Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.18    Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

4.19    Offering Materials. Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material, including any "free writing prospectus" (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto and filings made by the Company under the Exchange Act. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.

4.20    Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.21    Additional Information. The information contained in the following documents, which the Placement Agent has furnished to the Purchaser (it being understood that all documents publicly filed with or publicly furnished to the SEC shall be deemed "furnished" for purposes of this Section 4.21), or will furnish prior to the Closing, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:

(a)	the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2007;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c)	the Company’s Definitive Proxy Statement for Annual Meeting of stockholders to be held May 23, 2008;

(d)	the Private Placement Memorandum, including all addenda and exhibits thereto, other than this Agreement and appendices and exhibits hereto; and

(e)	all other documents, if any, filed by the Company with the SEC since December 31, 2007, pursuant to the reporting requirements of the Exchange Act.

The documents incorporated by reference in the Private Placement Memorandum or attached as exhibits thereto, at the time they became effective or were filed with the SEC, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder (the "1934 Act Rules and Regulations" and, together with the 1933 Act Rule and Regulations, the "Rules and Regulations"). In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the SEC pursuant to the reporting requirements of the Exchange Act.

4.22    Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

4.23    Use of Proceeds. The Company shall use the proceeds from the sale of the Shares as described under "Use of Proceeds" in the Private Placement Memorandum.

4.24    Non-Public Information. Except as set forth in Section 9, the Company has not disclosed to the Purchaser, whether in the Private Placement Memorandum or otherwise, information that would constitute material non-public information as of the Closing Date other than the existence of the transaction contemplated hereby.

4.25    Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld, conditioned or delayed.

4.26    Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings.

4.27    Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

4.28    Governmental Permits, Etc. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

4.29    Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

4.30    Listing Compliance. The Company is in compliance with the requirements of the NYSE for continued listing of the Common Stock thereon. The Company has taken no action designed to, or, to its knowledge, likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NYSE. The Company will comply with all requirements of the NYSE with respect to the issuance of the Conversion Shares and shall cause the Common Stock and Conversion Shares to be listed on the NYSE.

4.31    Internal Accounting Controls. The Company (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Bank, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a‑14 and 15d‑14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

4.32    Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.33    Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. The Company and each Subsidiary believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

4.34    ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan"; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.35    Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms "hazardous wastes", "toxic wastes", "hazardous substances", and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.36    Integration; Other Issuances of Shares. Neither the Company nor any Subsidiary or any affiliates, nor any Person acting on its or their behalf, has issued any shares of Preferred Stock or Common Stock or shares of any other series of preferred stock, or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock or Preferred Stock which would be integrated with the sale of the Shares to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the initial offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.37    Filing of Form 8-K. Prior to 8:30 a.m. New York City time on the first business day after the date hereof, the Company shall issue a press release announcing the execution of this Agreement and the Company shall file a Current Report on Form 8-K (the "8-K Filing") describing the material terms of the transactions contemplated by the Agreements (for clarification purposes only and without implication to the contrary, the transactions contemplated by this Agreement include only the transaction between the Company and the Purchaser and do not include any other transaction between the Company and any other third party purchaser of the Company’s securities), and attaching as an exhibit to such Form 8-K a form of this Agreement. Except as set forth in Section 9, following the 8-K Filing, the Purchasers shall no longer be in possession of material non-public information. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser.

4.38    Risk Management Instruments. All material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries or their customers, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

4.39    Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(1)
The Company and each Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Subsidiary satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Subsidiary and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(2)
No Agency, Loan investor or Insurer has (A) claimed in writing that the Company or any Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Subsidiary or (B) indicated in writing to the Company or any Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Subsidiary’s compliance with laws.

(3)	For purposes of this Section 4.39:

(A)
"Agency" shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) authority to determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

(B)
"Loan Investor" shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Subsidiary or a security backed by or representing an interest in any such mortgage loan; and

(C)
"Insurer" means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Subsidiary, including, the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

4.40    U.S. Real Property Holding Corporation Status. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

4.41    Shell Company Status. The Company is not, nor has ever been, an issuer of the type described in Rule 144(i)(l) under the Securities Act.

4.42    Solvency. The Company and each of its Subsidiaries does and will after giving effect to the to the transactions contemplated hereby to occur at the Closing and the sale of securities to the Other Purchasers (a) own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including known contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it and (b) not have capital that will be unreasonably small in relation to its business as presently conducted or any contemplated. The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its Subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.

SECTION 5.	Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

5.1    Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Securities and has reviewed carefully the Private Placement Memorandum and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.4); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and (vii) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2    Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.3    Confidentiality. For the benefit of the Company, the Purchaser previously agreed with the Placement Agent to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser’s confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Securities and the Purchaser acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. The obligations set forth in this Section 5.3 will terminate upon the filing by the Company of the press release and the filing of a Form 8-K with the SEC. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement should be considered to impose on the Purchaser any limitation on disclosure of the tax treatment or tax structure of the transactions or matters described herein.

5.4    Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares, including the Private Placement Memorandum, constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.5    Risk of Loss. The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth as "Risk Factors" in the Private Placement Memorandum. The Purchaser understands that the market price of the Common Stock has been volatile, that there is no existing market for the Preferred Stock and that no representation is being made as to the future value of the Securities.

5.6    Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities will bear a restrictive legend in substantially the following form:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

5.7    Transfer Restrictions. Consistent with the legend set forth in Section 5.6, the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to the Registration Statement, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Securities under the Securities Act. As a condition of such transfer (unless effected pursuant to the Registration Statement or under Rule 144), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement. The certificates representing the Shares and the Conversion Shares may be subject to a stop transfer order for the purpose of enforcing the foregoing provisions, and the Company will instruct the transfer agent to transfer Securities to a transferee if the foregoing provisions are complied with and if, in the case of a transfer pursuant to the Registration Statement, the transferor causes the Prospectus (as defined in Section 5.9) to be delivered to the transferee. At such time as the Securities are no longer required to bear a restrictive legend, the Company agrees that it will, no later than three business days after delivery by the Purchaser to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Securities issued with the foregoing restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company shall not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section.

5.8    Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.9    Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Securities under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Purchaser acknowledges and agrees that such Securities are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Securities is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Securities have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and (B) the prospectus delivery requirement effectively has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the "Prospectus") forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Securities for resale other than the Prospectus, including any "free writing prospectus" as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Securities pursuant to said Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 45 consecutive days, and no Suspension shall be for a period longer than 60 days in the aggregate in any 365 day period and may not be used by the Company more than three times during any 365 day period. The Purchaser further covenants to notify the Company promptly of the sale of all of its Securities.

5.10    Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.4 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.11    Short Sales. After the date the Purchaser entered into a confidentiality undertaking with the Placement Agent with respect to the transactions contemplated hereby, the Purchaser has not taken, and prior to the public announcement of the transaction, the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale of Common Stock, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

SECTION 6.
Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. All representations and warranties, made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of two years following the later of the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7.	Registration of the Common Stock and Conversion Shares; Compliance with the Securities Act.

7.1    Registration Procedures and Expenses. The Company shall:

(a)
as soon as practicable, but in no event later than thirty days following the Closing Date (the "Filing Deadline"), prepare and file with the SEC the Registration Statement relating to the resale of the Common Stock and or Conversion Shares (including shares of Common Stock issuable as a result of an anti-dilution adjustment to the Conversion Price (as defined in the Articles of Amendment) and any capital stock of the Company issued with respect to the Shares or the Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (collectively, the "Registrable Securities") by the Purchaser and the Other Purchasers from time to time on the NYSE, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

(b)
use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the SEC to declare the Registration Statement effective within 45 days or, if the Registration Statement is selected for review by the SEC, 120 days after the Closing Date, and in any event no later than five business days following notification from the SEC that the Registration Statement will not be subject to review or that the SEC has no further comments to the Registration Statement (the "Effective Deadline");

(c)
promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) one year after the effective date of the Registration Statement or (ii) such time as Registrable Securities become eligible for resale by each of the Purchasers without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect; provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep the Registration Statement effective after such time as all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144;

(d)
furnish to the Purchaser with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(e)
file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)
bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any in connection with the offering of the Registrable Securities pursuant to the Registration Statement;

(g)	file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;

(h)	issue a press release describing the transactions contemplated by this Agreement on the Closing Date;

(i)
in order to enable the Purchasers to sell the Registrable Securities under Rule 144 to the Securities Act, for a period of one year from Closing, use its reasonable best efforts to comply with the requirements of Rule 144, including without limitation, use its reasonable best efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.

(j)
ensure that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading;

(k)
notify the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that the Company shall endeavor that such notice not contain any material, nonpublic information), and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission;

(l)
use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the prompt withdrawal of such order or suspension and to notify each Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual written notice of the initiation or written threat of any proceeding for such purpose; and

(m)
include in the "plan of distribution" section of the Registration Statement disclosure substantially to the effect that: "The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions."

(n)	refrain from preparing and filing with the SEC other Registration Statements until the Registration Statement relating to the Registrable Securities is effective.

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. If the SEC requires that the Purchaser be named as an underwriter in the Registration Statement, the Purchaser may (and the Company will use its best efforts to allow) withdraw its Securities from the Registration Statement. A draft of the proposed form of the Registration Statement Questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.

7.2        Additional Registration Statements. If for any reason, the SEC does not permit all Registrable Securities to be included in the Registration Statement (such that the Registration Statement may be used for resales in a manner that does not constitute, in the SEC’s view, an offering by the Company and that permits the continuous resale at the market by the Purchasers participating therein without being named therein as "underwriters"), then:

(a)
The Company shall (i) first, exclude the shares held by any officer or director of the Company or any Affiliate of any such officer or director and (ii) second, reduce the number of Registrable Securities to be included in such Registration Statement by the Purchaser and all Other Purchasers until such time as the SEC shall so permit such Registration Statement to become effective and be used for resales in a manner that does not constitute an offering by the Company and that permits the continuous resale at the market by the Purchasers participating therein without being named therein as "underwriters."  In making such reduction, the Company shall reduce the number of shares to be included by all such Purchasers on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Purchaser). In no event shall a Purchaser be required to be named as an "underwriter" in a Registration Statement without such Purchaser’s prior written consent; and

(b)
The Company shall prepare and file with the SEC one or more separate Registration Statements that meet the criteria set forth in the first sentence of this Section 7.2 with respect to any such Registrable Securities not included in the previous Registration Statement. The Company will then use its best efforts at the first opportunity that is permitted by the SEC, but in no event later than the later of 60 days from the date substantially all of the Registrable Securities registered under the Registration Statement have been sold by the Purchasers or six (6) months from the date the initial Registration Statement referred to in Section 7.1 was declared effective, to register for resale the Registrable Securities that have been excluded from being registered (provided such Registration Statement meets the criteria set forth in the first sentence of this Section 7.2). The Company shall use its best efforts to cause any such Registration Statement to be declared effective within 90 days following the filing thereof or, in the event of a review of the registration statement by the SEC, within 120 days following the filing thereof (and in any event no later than five business days following notification from the SEC that the Registration Statement will not be subject to review or that the SEC has no further comments to the Registration Statement) and to remain continuously effective for the Registration Period. In the event the SEC raises objections to any such subsequent Registration Statement, the procedures set forth in this Section 7.2 shall again be followed.

7.3    Transfer of Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated by a Registration Statement referred to in Section 7.1 or Section 7.2 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.4    Indemnification. For the purpose of this Section 7.4:

(i)
the term "Purchaser/Affiliate" shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)
the term "Registration Statement" shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 or Section 7.2.

(a)
The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any breach of the representations, warranties or covenants of the Company set forth herein or are based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any reasonable legal and other expenses as such expenses are incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.9 or 7.3 hereof respecting the sale of the Securities, (iii) the inaccuracy of any representation or warranty made by such Purchaser herein, or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b)
The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5.9 or 7.3 hereof respecting the sale of the Shares, (ii) the inaccuracy of any representation or warranty made by such Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any reasonable legal and other expense incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (x) the Purchaser will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld and (y) the Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of proceeds received by the Purchaser on the sale of the Shares pursuant to the Registration Statement with respect to which the claim for indemnification hereunder is being made.

(c)
Promptly after receipt by an indemnified party under this Section 7.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.4 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.4 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on the written advice of counsel, which counsel is reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its consent, which consent shall not be unreasonably withheld. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party unless such settlement includes a complete release of the indemnified party from all liability on claims that are the subject matter of such proceeding.

7.5    Termination of Conditions and Obligations. The restrictions imposed by Section 5.10 or Section 7.3 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities upon the earlier of (i) the passage of one year from the effective date of the Registration Statement covering such Registrable Securities and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.6    Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

7.7    Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the SEC on or prior to the Filing Deadline, then for each day following the Filing Deadline, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the SEC by the Effective Deadline, then for each day following the Effective Deadline, until but excluding the date the SEC declares the Registration Statement effective, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30‑day period equal to 1.0% of the Purchase Price paid by such Purchaser for its Shares pursuant to this Agreement; and for any such 30-day period, such payment shall be made no later than three business days following such 30-day period. If the Purchaser shall be prohibited from selling Conversion Shares under the Registration Statement as a result of a Suspension of more than sixty (60) days or Suspensions in the aggregate of more than ninety (90) days each in any 365 day period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount per 30-day period equal to 1.0% of the Purchase Price paid by such Purchaser for its Shares pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.7, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to Section 5.9 of this Agreement. Any payments made pursuant to this Section 7.7 shall not constitute the Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 7.7 (i) to more than one Purchaser in respect of the same Shares for the same period of time or (ii) in an aggregate amount that exceeds 10% of the Purchase Price paid by the

Purchasers for the Shares pursuant to the Agreements. Such payments shall be made to the Purchasers in cash.

SECTION 8.
Anti-Dilution Protection for the Common Stock. If the Company issues within twelve (12) months of the Closing Date common stock or securities convertible into common stock at a price per share less than the Common Stock Purchase Price, then upon the occurrence of such issuance, the Company shall, subject to Sections 8(a), (b), (c) and (d) below, pay to the Purchaser an amount equal to the difference between (X) the Common Stock Purchase Price per share minus (Y) the greater of (i) the per share cash consideration paid in the transaction giving rise to the adjustment in this Section 8, and (ii) $2.50, multiplied by (Z) (i) the total number of shares of Common Stock (assuming the conversion of the Preferred Shares at then applicable Conversion Rate) purchased by the Purchaser hereunder less (ii) any shares of Company common stock sold by the Purchaser after the Closing Date.

(a)
In the case of the issuance of Company common stock for a consideration in whole or in part in cash, the consideration other than cash will be deemed to be the fair value thereof as determined in good faith by a majority of the Board of Directors irrespective of accounting treatment.

(b)	No adjustment will be made pursuant to this Section 8:

(1)
if shares of common stock are issued or are issuable pursuant to a stock option plan, restricted stock plan, agreements or other incentive stock arrangements approved by the stockholders and a majority of the Board of Directors of the Company; or

(2)
in the event the Company should at any time or from time to time after the Closing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock or other securities or rights convertible into, exchangeable for, or entitling the holder thereof to receive directly or indirectly, additional shares of common stock (the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of common stock or the Common Stock Equivalents (including the additional shares of common stock issuable upon conversion or exercise thereof).

(c)
In the event a dilutive event under this Section 8 occurs, the Purchaser must provide the Company with an Officer’s Certificate certifying to how many shares of Company common stock the Purchaser has sold since the Closing Date.

SECTION 9.
Purchasers That May Receive Non-Public Information. Notwithstanding anything contained herein to the contrary, the Purchaser may have elected to receive (and therefore received) certain information that may be deemed to be material non-public information (the "Confidential Information"). If so, the Purchaser hereby agrees (i) not to use the Confidential Information for any purpose other than in connection with its evaluation of a possible investment in the Shares, (ii) to keep all Confidential Information confidential and not to disclose or reveal in any manner whatsoever any Confidential Information to any person other than such Purchaser’s representatives who are actively and directly participating in the evaluation of a possible investment in the Shares or otherwise need to know the Confidential Information for such purpose and who have been advised by such Purchaser of, and have agreed to be bound by, the restrictions contained in this Section 8, and (iii) not to affect any transaction in (other than as contemplated by this Agreement) any securities of the Company until the earlier of (A) six months from the date of the Confidentiality Agreement signed by the Purchaser, (B) such time as the Company in its reasonable opinion determines that the Confidential Information is no longer considered material non-public information, or (C) or the filing of the Company's 10Q for the fiscal quarter ended June 30, 2008.

SECTION 10.
Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

SECTION 11.
Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 12.
Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)if to the Company, to:

Flagstar Bancorp, Inc. 5151 Corporate Drive, Troy, Michigan 48098-2639 Attention: Mr. Paul Borja Facsimile: (248) 312-6833 E-mail: paul.borja@flagstar.com with a copy to:
Kutak Rock LLP 1101 Connecticut Avenue, N.W. Suite 1000 Washington, DC 20036-4374 Attention: Jeremy Johnson, Esq. Facsimile: (202) 828-2488 E-mail: jeremy.johnson@KutakRock.com or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 13.
Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

SECTION 14.	Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 15.
Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 16.
Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 17.
Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 18.
Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 19.	Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 20.
Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.4, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 7.4, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor and assigns" shall include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.

SECTION 21.
Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Flagstar Bancorp, Inc.
By:
Name:
Title:

Print or Type:

Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser:
_________________________________
Address:___________________________
Telephone:___________________________
Facsimile:___________________________
E-mail:___________________________

Schedule I

Number of Common Stock Shares to Be Purchased	Price Per Share In Dollars	Number of Preferred Stock Shares to _Be Purchased_	Price Per Share In Dollars	Aggregate Price
	$		$	$

EXHIBIT A

Name of Subsidiary	State or Other Jurisdiction of Incorporation/Organization

Douglas Insurance Agency, Inc.	Michigan
Flagstar Bank, FSB	United States of America
Flagstar Commercial Corporation	Michigan
Flagstar Investment Group, Inc.	Michigan
Flagstar Reinsurance Company	Vermont
Flagstar Statutory Trust II	Connecticut
Flagstar Statutory Trust III	Delaware
Flagstar Statutory Trust IV	Delaware
Flagstar Statutory Trust V	Delaware
Flagstar Statutory Trust VI	Delaware
Flagstar Statutory Trust VII	Delaware
Flagstar Statutory Trust VIII	Delaware
Flagstar Statutory Trust IX	Delaware
Flagstar Statutory Trust X	Delaware
Flagstar Title Insurance Agency, Inc.	Michigan
Paperless Office Solutions, Inc.	Michigan

APPENDIX I

APPENDIX I

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Purchase Agreement which follows)

A.    Complete the following items on BOTH Purchase Agreements (Sign two originals):

1.    Signature Page:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I - Stock Certificate Questionnaire/Registration Statement Questionnaire:
Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with original by overnight delivery):

Lehman Brothers Inc. 745 Seventh Avenue, 5th Floor New York, NY 10019 Attention: Keith Canton Facsimile: 212-520-9328

B.	Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C.	Upon the resale of the Securities by the Purchasers after the Registration Statement covering the Securities is effective, as described in the Purchase Agreement, the Purchaser:

(i)	must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

(ii)	must send a letter in the form of Appendix II to the Company so that the Securities may be properly transferred.

Flagstar Bancorp, Inc.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:	_____________________________
2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:	_____________________________
3.	The mailing address of the Registered Holder listed in response to item 1 above:	_____________________________ _____________________________ _____________________________ _____________________________
4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:	_____________________________

Flagstar Bancorp, Inc.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 22.	Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 23.
Please provide the number of shares of Common Stock that you or your organization own or Preferred Stock that you or your organization own that will convert into Common Stock after Closing. Please also provide the number of Shares of common stock that you or your organization purchased through other transactions and provide the number of Shares that you have or your organization has the right to acquire within 60 days of Closing:

Shares of Common Stock: ______

Shares of Common Stock into which Preferred Stock is convertible: _____

Other shares of common stock held: _____

Total shares of Common Stock held: _____

SECTION 24.	Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

_____ Yes _____ No

If yes, please indicate the nature of any such relationships below:

SECTION 25.
Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?

Answer: [ ] Yes [ ] No     If "yes," please describe below

Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

FINRA Member. The term "FINRA member" means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority, Inc. ("FINRA"). (NASD Manual, Article I, Definitions)

Person Associated with a member of the FINRA. The term "person associated with a member of the FINRA" means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws. (NASD Manual, Article I, Definitions)

Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

***No Trailer - DO NOT delete***

APPENDIX II

[Transfer Agent]
[Address]
Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]
_____________________________________________________________ hereby certifies
[fill in official name of individual or institution]
that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on _______________ in accordance with the terms of the
[date]
Purchase Agreement and in accordance with Registration Statement number _________________________________________________________ or otherwise in accordance with
[fill in the number of or otherwise identify Registration Statement]
the Securities Act of 1933, as amended, and, in the case of a transfer pursuant to the Registration
Statement, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution):
Signature by:
Individual Purchaser or Individual repre- senting Purchaser:

CERTIFICATE OF DESIGNATIONS
OF
MANDATORY CONVERTIBLE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK, SERIES A
OF
FLAGSTAR BANCORP, INC.

Pursuant to Chapter 450 of the
General Corporation Law of the State of Michigan

Flagstar Bancorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Michigan (the "Corporation"), does hereby certify that at a meeting duly convened and held on May 13, 2008, the Board of Directors of the Corporation (the "Board") duly adopted the following resolution authorizing the issuance and sale by the Corporation of ________ shares of the Corporation’s preferred stock designated "Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A."

"RESOLVED, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A, including those established by the Board and the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in the Certificate of Designations attached hereto as Exhibit A, which is incorporated herein and made a part of these resolutions by reference."

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this ___ day of May, 2008.

FLAGSTAR BANCORP, INC.

Name:     Mary Kay Ruedisueli
Title:    Secretary

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

OF

MANDATORY CONVERTIBLE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK, SERIES A

OF

FLAGSTAR BANCORP, INC.

Section 1.
Designation. The designation of the series of preferred stock shall be "Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A" (the "Preferred Stock"). Each share of Preferred Stock shall be identical in all respects to every other share of Preferred Stock. The Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.
Number of Shares. The number of authorized shares of Preferred Stock shall be [________]. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any other outstanding securities issued by the Corporation that are convertible into or exercisable for the Preferred Stock) by further resolution duly adopted by the Board or any other duly authorized committee of the Board and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Michigan stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall not have the authority to issue fractional shares of Preferred Stock.

Section 3.	Definitions. As used herein with respect to Preferred Stock:

"Board" means the board of directors of the Corporation or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

"Business Day" means any day other than a Saturday or Sunday or any other day on which commercial banks in the City of New York or in the State of Michigan are authorized or required by law, regulation or executive order to close.

"Closing Date" shall have the meaning set forth in Section 4(a) hereof.

"Closing Price" of the Common Stock on any determination date means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange (the "NYSE") on such date. If the Common Stock is not traded on the NYSE on any determination date, the Closing Price of the Common Stock on such determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designations, all references herein to the "Closing Price" and "last reported sale price" of the Common Stock on the NYSE shall be such closing sale price and last reported sale price as reflected on the website of the NYSE (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NYSE and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NYSE will govern.

"Common Stock" means the common stock, $0.01 par value, of the Corporation.

"Common Stock Dividend Equivalent" shall have the meaning set forth in Section 4(a) hereof.

"Conversion Agent" shall mean Registrar and Transfer Company collectively acting in their capacity as conversion agent for the Preferred Stock, and their respective successors and assigns.

"Conversion Price" is equal to $4.25 per share of Common Stock (subject to adjustment from time to time in a manner consistent with the provisions of Section 9), provided that in the event the Company does not pay any Dividend when due, such Conversion Price shall be adjusted every 180 days following the Closing Date such that the price then in effect shall immediately decrease by $0.50 (subject to adjustment from time to time in a manner consistent with provisions of Section 9) but not below $2.50 (subject to adjustment from time to time in a manner consistent with the provisions of Section 9) until the Mandatory Conversion Date.

"Conversion Rate" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"Exchange Property" has the meaning set forth in Section 10(a) hereof.

"Holder" means the Person in whose name the shares of Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, and Conversion Agent as the absolute owner of the shares of Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

"Junior Stock" means any of the Corporation’s stock that is not Parity Stock or Senior Stock.

"Mandatory Conversion Date" has the meaning set forth in Section 5(b) hereof.

"Original Dividend Period" has the meaning set forth in Section 4(a) hereof.

"Parity Stock" means any class or series of stock of the Corporation hereafter authorized which, by its terms, ranks pari passu with the Preferred Stock as to dividends, proceeds upon liquidation or dissolution, or special voting rights.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

"Reorganization Event" has the meaning set forth in Section 10 hereof.

"Registrar" means Registrar and Transfer Company or its nominee or any successor or registrar appointed by the Corporation.

"Preferred Stock" shall have the meaning set forth in Section 1 hereof.

"Senior Stock" means any class or series of stock of the Corporation now existing or hereafter authorized which, by its terms, ranks senior to the Preferred Stock as to dividends, proceeds upon liquidation or dissolution, or special voting rights.

"Stockholder Approval" has the meaning set forth in Section 5(a) hereof.

"Stockholder Meeting" has the meaning set forth in Section 5(a) hereof.

"Stockholder Meeting Deadline" has the meaning set forth in Section 5(a) hereof.

"Trading Day" for purposes of determining the Closing Price means a day on which the shares of Common Stock:

(a)	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(b)	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

"Transfer Agent" means Registrar and Transfer Company acting as Transfer Agent, Registrar, and Conversion Agent for the Preferred Stock, and its successors and assigns.

Section 4.	Dividends.

(a)
Rate. Until the expiration date of the Original Dividend Period, Holders of Preferred Stock shall be entitled to receive cash dividends on the liquidation preference of $1,000 per share, when, as and if declared by the Board, but only out of funds legally available therefor, in an amount equal to the Common Stock Dividend Equivalent. The "Original Dividend Period" shall be the period from the closing date (the "Closing Date") of the purchase and sale of the Preferred Stock until the date that is 180 days following the Closing Date. "Common Stock Dividend Equivalent" means the dividends per share payable on the Common Stock multiplied by the Conversion Rate. The "Conversion Rate" shall equal the liquidation preference of $1,000 per share (as adjusted equitably to take into account any stock split, reverse stock split or reclassification with respect to the Preferred Stock) divided by the Conversion Price which itself, is subject to adjustment pursuant to Section 9. On the date that is 180 days following the Closing Date, record holders of Preferred Stock will be entitled to a cash dividend of 5% of the total principal amount of the Preferred Stock. Starting at the end of the Original Dividend Period, holders of Preferred Stock will be entitled to receive cash dividends at a rate of 12% per annum, which shall be the dividend rate in effect until the Mandatory Conversion Date. Cash dividends will be payable quarterly in arrears on the last business day of February, May, August and November of each year, beginning on August 29, 2008 (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." The record date for payment of dividends on the Preferred Stock shall be the fifteenth day of the calendar month in which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months.

(b)
Non-Cumulative Dividends. Dividends on shares of Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Preferred Stock on any Dividend Payment Date are not declared, then such unpaid dividends shall not cumulate and the Corporation shall have no obligation to declare, and the holders of Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c)
Priority of Dividends. So long as any share of Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Preferred Stock with respect to all prior Dividend Periods have been paid in full or declared and set aside for payment, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Stock, except by conversion into or exchange for

Junior Stock. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Preferred Stock with respect to all prior Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.	Mandatory Conversion Upon Stockholder Approval.

(a)
The Corporation shall call and hold a special meeting of stockholders (the "Stockholder Meeting") within 90 days of the Closing Date (the "Stockholder Meeting Deadline"). The Corporation shall provide each stockholder entitled to vote at the Stockholder Meeting a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the approval of the conversion of the Preferred Stock into Common Stock, in accordance with applicable law and the rules and regulations of Section 302.03 of the NYSE Listed Company Manual (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Corporation shall use its best efforts to obtain its stockholders’ approval of such resolutions and to cause the Board to recommend to the stockholders that they approve such resolutions. The Corporation shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline; provided, if the Corporation is unable to obtain Stockholder Approval by the Stockholder Meeting Deadline, the Corporation will use its best efforts to obtain Stockholder Approval at (i) a special meeting of our stockholders held 180 days after the Stockholder Meeting, (ii) each annual meeting of our stockholders in each year until Stockholder Approval is obtained, and (iii) a special meeting of our stockholders to be held every 180 days following our annual meeting in each year until Stockholder Approval is obtained.

(b)
Upon receipt of Stockholder Approval (the "Mandatory Conversion Date"), each share of Preferred Stock will automatically convert into a number of shares of Common Stock equal to one times the Conversion Rate. Dividends on the Preferred Stock declared and unpaid on the Mandatory Conversion Date shall be paid on the Mandatory Conversion Date out of funds legally available therefor. On the Mandatory Conversion Date, the shares of Preferred Stock converted into shares of Common Stock shall cease to be outstanding and dividends shall no longer be declared on the converted shares of Preferred Stock.

Section 6.	Conversion Procedures.

(a)
All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Date. All rights with respect to the Preferred Stock converted pursuant to Section 5 will terminate at the Mandatory Conversion Date. As soon as practicable after the Mandatory Conversion Date for Preferred Stock, the Corporation shall issue and deliver to such Holder, or to his, her or its nominees, the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 8 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion, and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly. The person or persons entitled to receive the Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. In the event that a Holder of Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Preferred Stock should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register and deliver such shares in the name of the Holder of such Preferred Stock as shown on the records of the Corporation and to send such certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

Section 7.	Reservation of Common Stock.

(a)
The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of shares of Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Preferred Stock then outstanding, at the Conversion Rate.

(b)
Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Preferred Stock, as herein provided, shares of Common Stock reacquired by the Corporation and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)
All shares of Common Stock delivered upon conversion of the Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)
Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)
The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 8.	Fractional Shares.

(a)	No fractional shares of Common Stock will be issued as a result of any conversion of shares of Preferred Stock.

(b)
In lieu of any fractional share of Common Stock otherwise issuable in respect of the mandatory conversion, the Corporation shall at its option either (i) issue to such Holder a whole share of Common Stock or (ii) pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c)
If more than one share of the Preferred Stock is surrendered for conversion by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered.

Section 9.	Anti-Dilution Adjustments to the Conversion Price.

(a)
Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Common Stock, the Conversion Price will be adjusted based on the following formula:

CR1	=	CR0 × 0S0 / OS1

where:

CR0	=	the Conversion Price in effect immediately prior to the adjustment relating to such event
CR1	=	the new Conversion Price in effect taking such event into account
OS0	=	the number of shares of Common Stock outstanding immediately prior to such event
OS1	=	the number of shares of Common Stock outstanding immediately after such event

Any adjustment made pursuant to this subclause shall become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this subclause is declared but not so paid or made, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b)	Calculation of Adjustments.

(i)	No adjustment to the Conversion Price shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(ii)	The Conversion Price shall not be adjusted:

(A)
upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B)
upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;

(C)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the issue date;

(D)	for a change in the par value of the Common Stock;

(E)	as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.

(iii)
The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, or a duly authorized committee thereof, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(c)
Notice of Adjustment. Whenever the Conversion Price is to be adjusted, the Corporation shall: (i) compute the adjusted Conversion Price and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the adjusted Conversion Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of the revised Conversion Price provide, or cause to be provided, to the Holders of the Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(d)
If the Corporation, at any time or from time to time after the date of original issuance of the Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under this Certificate of Amendment with respect to the rights of the holders of the outstanding shares of Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(e)
In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section 10.	Reorganization Events.

(a)	In the event of:

(i)
the Corporation’s consolidation or merger with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(ii)	any sale, transfer, lease, or conveyance to another Person of all or substantially all of the Corporation’s or its subsidiaries property and assets, taken as a whole; or

(iii)	any statutory exchange of the Corporation’s securities with another Person;

(any such event specified in this Section 10(a), a "Reorganization Event"); each share of Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of Holders, become convertible, on an as-converted basis at the Conversion Rate, into the kind of securities, cash, and other property receivable in such Reorganization Event by a holder of the shares of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such securities, cash, and other property, the "Exchange Property").

(b)
In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above. The amount of Exchange Property receivable upon conversion of any Preferred Stock in accordance with Section 5 hereof shall be determined based upon the Conversion Rate.

(c)
The above provisions of this Section 10 shall similarly apply to successive Reorganization Events of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)
The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 10.

Section 11.	Replacement Stock Certificates.

(a)
If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b)
The Corporation is not required to issue any certificates representing the Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Preferred Stock formerly evidenced by the certificate.

Section 12.	Liquidation Rights.

(a)
Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, including without limitation the Common Stock, and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000 per share (as adjusted equitably to take into account any stock split, reverse stock split or reclassification with respect to the Preferred Stock), plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 12.

(b)
Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Preferred Stock and all such Parity Stock.

(c)
Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)
Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 12, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 13.	Redemption. The Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of the Holders at any time.

Section 14.	Voting Rights.

(a)
Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation (as amended by this Certificate of Designations), each share of Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section 14.

(b)
Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of a majority (by aggregate liquidation preference) of the Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Parity Stock or Senior Stock, reclassify the Preferred Stock or to alter or abolish the liquidation preferences or any other preferential right of the Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(c)
Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of a majority (by aggregate liquidation preference) of Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to approve (i) any sale of all or substantially all of the assets or business of the Corporation and its subsidiaries, (ii) any liquidation, dissolution or winding up of the Corporation or (iii) any merger or consolidation of the Corporation with or into any other entity unless, in the case of (iii), either (A) the Corporation is the surviving entity in such merger or consolidation and the Preferred Stock remains outstanding or (B) the Corporation is not the surviving entity in such merger or consolidation but the Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.

Section 15.	Preemption. The holders of Preferred Stock shall not have any rights of preemption.

Section 16.
Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board, without the vote of the holders of the Preferred Stock, may authorize and issue additional shares of Junior Stock.

Section 17.	No Sinking Fund. Shares of Preferred Stock are not subject to the operation of a sinking fund.